Exhibit 10.22

EXECUTION VERSION

FORM OF BRIDGE WARRANT (2017)

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH MUST BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

VERITONE, INC.

Warrant No.: LOC-

Initial Warrant Shares: [ ]	Date of Issuance: March , 2017

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, VERITONE, INC., a Delaware corporation (the “Company”), hereby grants to                          (the “Holder”), subject to the terms and conditions set forth herein, the right to purchase up to [                ] shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to adjustment in accordance with Section 4(b) (the “Warrant Shares”) at an exercise price per share equal to the lower of (i) $8.1653 or (ii) the initial public offering price per share of the Common Stock in the Company’s first Public Offering (the “Exercise Price”).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Secured Convertible Promissory Note, dated as of March 15, 2017, by and between the Holder and the Company in the original principal amount of up to Four Million Dollars ($4,000,000) (the “Secured Promissory Note”). The Secured Promissory Note and this Warrant are being issued pursuant to, and are subject to, that certain Note Purchase Agreement, dated as of March 15, 2017, among the Holder, the Company and                          (the “Note Purchase Agreement”).

Section 2. Term. The Holder is entitled, at any time on or after the date hereof and at or prior to the close of business on the tenth (10th) anniversary of the date hereof (the “Termination Date”) but not thereafter, to subscribe for and purchase all or any portion of the Warrant Shares from the Company, upon the terms and subject to the conditions set forth herein.

Section 3. Exercise.

(a) Exercise of the purchase rights represented by this Warrant may be made in whole or in part, at any time or times on or after the date hereof and on or before the Termination Date, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (a “Notice of Exercise”). Within three (3) Business Days following the date of Exercise as aforesaid, the Holder shall deliver to the Company (i) the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise, by wire transfer or cashier’s check drawn on a United States bank, and (ii) this Warrant and/or any certificate or certificates representing this Warrant. Partial Exercises of this Warrant resulting in purchases of a portion of the Warrant Amount available at the time of such Exercise shall have the effect of lowering the Warrant Amount by such portion. The Holder and the Company shall maintain records showing the portions of the Warrant Amount purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice.

(b) Mechanics of Exercise.

(i) Delivery of Certificates Upon Exercise. (a) Subject to the receipt (I) by the Company of a completed Notice of Exercise, the aggregate Exercise Price in cash in accordance with Section 3(a), any supporting documents (including, without limitation, a stockholder representation letter) reasonably requested by the Company from the Holder in the event the transfer agent for the Company, if any (the “Transfer Agent”), requires a letter of instruction or legal opinion to complete conversion, in whole or in part, of the Warrant and movement of any Warrant Shares, and the Warrant and/or any certificate or certificates representing this Warrant, and (II) by the Company or the Transfer Agent of any documents or paperwork required or requested by the Transfer Agent in connection with the exercise of the Warrant (including, without limitation, an instruction letter or letters prepared, executed and medallion-guaranteed by the Holder’s brokers and/or custodians) and (b) assuming the Company has not objected to the Notice of Exercise in accordance with Section 3(a), evidence of the Warrant Shares purchased hereunder shall be transmitted by the Company or the Transfer Agent, as applicable, to the Holder by (x) by book-entry in the books and records of the Company, or (y) otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, in the case of each of clause (x) and (y) of this sentence, by the date that is three (3) Business Days after the delivery of the last of the items and payment of the aggregate Exercise Price set forth above described in clause (a) of this sentence (such date, the “Warrant Share Delivery Date”). Such Warrant Shares shall be deemed to have been issued, and Holder or any other person designated as the recipient thereof in the Notice of Exercise shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the then applicable Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 3(b)(iv) prior to the issuance of such shares, having been paid.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the evidence representing the issued Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Amount called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant and, if such Warrants are certificated, a new certificate or certificates representing the new Warrant.

(iii) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the then applicable Exercise Price or round up to the next whole share.

(iv) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder (in accordance with and subject to the provisions of Section 5), this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

(v) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 4. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company (x) upon exercise of this Warrant or (y) pursuant to a stock option plan or any similar employee compensation plan that is approved by the Company’s board of directors), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then in each such case, at the time of any Exercise, the then applicable Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the then applicable Warrant Amount shall remain unchanged. Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the effective date or payment date, as applicable, of such dividend, distribution, subdivision, or combination.

(b) IPO Adjustment. Upon the completion of the Company’s first Public Offering, the number of Warrant Shares shall be increased to equal the Base Percentage, if the Base Percentage is greater than the original number of Warrant Shares hereunder. For the purposes of this Warrant, “Base Percentage” shall mean the number of shares of Common Stock derived from multiplying .001875 by the total number of shares of Common Stock outstanding immediately following the Company’s initial Public Offering, on a fully diluted basis (i) assuming the exercise in full of all outstanding options and warrants and the conversion of all convertible securities outstanding as of the closing of the initial Public Offering and (ii) after giving effect to the exercise in full of that certain Primary Common Stock Purchase Warrant, dated as of August 15, 2016 (as amended), issued to Acacia Research Corporation, which exercise shall be completed after the consummation of the initial Public Offering.

(c) [Intentionally omitted.]

(d) Fundamental Transaction. If a Fundamental Transaction occurs at any time while this Warrant is outstanding, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the consummation of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

For purposes hereof, “Fundamental Transaction” means the consummation of any transaction, or a series of related transactions, in which the Company, directly or indirectly, (i) consummates a stock sale to, or effects any merger, consolidation or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with, another Person or group of Persons, whereby, in the case of any transaction(s) under this clause (i), such other Person or group of Persons acquires more than 50% of the total voting power of the then outstanding shares of capital stock of the Company (provided that any securities issued in connection with, or upon conversion or exercise of securities as a result of, a Public Offering of the Company shall not be included in the calculation to determine whether a Person or a group of Persons has acquired more than 50% of the total voting power of the Company), (ii) effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets or (iii) effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, provided that in no event shall a Public Offering be deemed a Fundamental Transaction.

(e) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock or capital stock of the Company, as applicable, deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock or, for purposes of the definition of “Fundamental Transaction,” capital stock of the Company (excluding treasury shares, if any) outstanding.

(f) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever there occurs an event that would require adjustment of the Exercise Price pursuant to any provision of this Section 4, the Company shall promptly mail to the Holder a notice setting forth the then applicable Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares then issuable and setting forth a brief statement of the facts requiring such adjustment. For purposes hereof, a notice delivered within ten (10) Business Days of an event resulting in an adjustment shall be deemed to have been timely delivered.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered to the Holder at its last address or facsimile number as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivering thereof shall not affect the validity of the corporate action required to be specified in such notice. If the Company is subject to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, at the time of any notice provided hereunder, to the extent that such notice constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 5. Transfer of Warrant.

(a) Transferability. The Holder agrees to be subject to all of the terms, conditions and transfer restrictions set forth in Section 7 of the Note Purchase Agreement. In addition, the Holder shall not, in whole or in part, directly or indirectly, transfer, assign, sell, gift-over, hedge, pledge, hypothecate or otherwise dispose of this Warrant and all rights hereunder, or, prior to the release of the Market Stand-Off provisions in Section 7.1 of the Note Purchase Agreement in connection with the Company’s first Public Offering, the Warrant Shares (a “Transfer”), unless (i) the Holder shall have received the prior written consent of the Company (such consent not to be unreasonably withheld), (ii) the transferee is a member of Holder, or (iii) the transferee is an Affiliate of Holder (A) which is Controlled by the Holder and (B) at least a majority of the equity securities of which the Holder owns, directly or indirectly. The Holder further agrees not to make any disposition of all or any portion of the Warrant Shares unless and until (i) the transferee has agreed in writing for the benefit of the Company (A) to be bound by all of the terms and conditions of this Warrant and the transfer restrictions set forth in Section 7 of the Note Purchase Agreement; and (B) to make such representations and warranties as are reasonable and customary in a private placement of securities and the undertakings set out in Section 6 of the Secured Promissory Note, mutatis mutandis; and (ii) the Holder has (X) notified the Company of the proposed disposition, (Y) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (Z) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act. The Holder agrees not to make any disposition of any of the Warrant Shares to (I) any of the Company’s competitors, as determined in good faith by the Company, or (II) without the prior consent of the board of directors of the Company (not to be unreasonably withheld), any Person or group of Persons who has filed a Schedule 13D or would, as a result of acquiring any Warrant Shares from the Holder, be required to file under Schedule 13D. Any Transfer of this Warrant or any Warrant Shares in violation of the terms and conditions of this Warrant, including the immediately preceding provisions of this Section 5(a), will be null and void ab initio. Subject to compliance with applicable federal and state security laws, any Transfer permitted under this Section 5(a) shall occur upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. In connection with any such Transfer (if made other than pursuant to an effective registration statement under the Securities Act), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration of such transferred securities under the Securities Act. Upon (i) such surrender, (ii) if required, such payment, and (iii) if required, such opinion, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(a), as to any Transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 6. Representations and Warranties of the Holder.

(a) Purchase for Own Account. This Warrant and the Warrant Shares will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or an exemption therefrom.

(b) Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and the Warrant Shares. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and the Warrant Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

(c) Investment Experience. The Holder understands that the purchase of this Warrant and the Warrant Shares involves substantial risk. The Holder acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and the Warrant Shares and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and the Warrant Shares.

(d) Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(e) The Securities Act. The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. The Holder further understands that settlement of this Warrant is to be made in shares of Common Stock and, for the elimination of doubt, the fact that the shares of Common Stock delivered on exercise of this Warrant will not be registered under the Securities Act (as defined below) will not in any way require the Company to settle this Warrant otherwise than in shares of Common Stock, including, without limitation, that there is no circumstance that would require the Company to settle this Warrant in cash.

Section 7. Miscellaneous.

(a) Legends. All certificates evidencing the Warrant Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(b) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 3.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, the posting by the Holder of a bond in customary amount as the Company may reasonably require as indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d) Authorized Shares.

(i) The Company covenants that, to the extent reasonably practicable, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable Public Trading Market. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (A) not increase the par value of any Warrant Shares above the amount payable therefor upon exercise immediately prior to such exercise of which the Company has received a Notice of Exercise, (B) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (C) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, in each case pursuant to Section 4, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All disputes concerning the construction, validity, enforcement and interpretation of this Warrant shall be resolved in accordance with Section 14 of the Secured Promissory Note, mutatis mutandis.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered pursuant to an effective registration statement, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of any of the Transaction Agreements, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with Section 17 of the Secured Promissory Note, mutatis mutandis.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant, and the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws and compliance with Section 5(a), this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The Company may assign its rights and obligations under this Warrant without the written consent of the Holder or any holder of Warrant Shares to any purchaser of all or substantially all of the Company’s assets or capital stock or another acquirer of the Company or its business through a Fundamental Transaction. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(o) Confidential Information. Holder (which for purposes of this Section 7(o) will include any other permitted assignee hereof) agrees to keep confidential and not disclose, divulge or use for any purpose (other than to monitor its investment in the Company or to enforce its rights under any of the Transaction Agreements) any information obtained from the Company or any of its Subsidiaries (including notice of the Company’s intention to file a registration statement) that the Company believes to be confidential information, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 7(o) by the Holder), (ii) is or has been independently developed or conceived by Holder or any of its Subsidiaries without use of the Company’s confidential information or (iii) has been made known or disclosed to Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided that Holder may disclose confidential information (A) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company or to enforce its rights under any of the Transaction Agreements, (B) to any wholly owned Subsidiary of Holder in the ordinary course of business; provided, that, with respect to the foregoing clauses (A) and (B), Holder informs such Persons of the proprietary interest and nature of such confidential information and of the recipient’s obligations, as applicable, to keep such information confidential, or (C) to the extent that disclosure of such confidential information is compelled by judicial or administrative process or by other requirements of applicable law, provided that, to the extent permitted by applicable law, Holder promptly notifies the Company of any such request or requirement, discloses only that portion of the confidential information that its legal counsel advises in writing is required to be disclosed and reasonably cooperates with any efforts by the Company to obtain an appropriate protective order or confidential treatment of such confidential information that is or is proposed to be disclosed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Company:

VERITONE, INC.

By:
Name: Peter F. Collins
Title: Chief Financial Officer

Holder:

By:
Name:
Title:

[Signature Page to Form of Warrant]

NOTICE OF EXERCISE

TO:	VERITONE, INC.

(1) The undersigned hereby elects to exercise              of the Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate exercise price in full in cash for such exercise, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered (a) by book-entry in the books and records of the Company, or (b) by physical delivery of a certificate to the following address:

Name of Holder: [                            ]

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

VERITONE, INC.

FOR VALUE RECEIVED, [            ] all of or [                    ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to                                                                                            whose address is                                                                                                                       .

Dated: ,
Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.